UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 30, 2004

                                 Donnkenny, Inc.
                                 ---------------
             (Exact name of registrant as specified in its charter)

         Delaware                        0-21940                             51-0228891
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
(State or jurisdiction of              (Commission                        (I.R.S. Employer
      incorporation)                    File No.)                        Identification No.)
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                        1411 Broadway, New York, NY 10018
                        ---------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (212) 790-3900
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                                 --------------
          (Former Name of Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

{  } Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

{  } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     As previously disclosed, the Company and its operating subsidiaries are parties to a Credit Agreement with CIT/Commercial Services (the "Lender"). The Credit Agreement provides the Company with a $65 million facility comprised of a revolver with sub limits for direct borrowings, letters of credit and certain overadvances.

     As of November 30, 2004, the Company is not in compliance with its monthly financial covenants. Through a Waiver Agreement dated November 30, 2004, the Lender agreed to waive the Company's November 30, 2004 non-compliance with its financial covenants. A fee of $25,000 will be paid in connection with this waiver.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DONNKENNY, INC.

                                                     By: /s/ Daniel H. Levy
                                                         -----------------------
                                                         Daniel H. Levy
                                                         Chief Executive Officer

Date:  December 1, 2004